Exhibit 99.1

NEWS RELEASE
October 7, 2025

Tetra Tech Announces Leadership Appointments

Pasadena, California.  Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services in water, environment, and sustainable infrastructure, announced today two key leadership appointments as part of its continued succession planning and internal talent development. As we begin fiscal year 2026, Mr. Roger R. Argus is being promoted to President of Tetra Tech, and Mr. Jonathan S. Weiss will be appointed President, Commercial/International Services Group (CIG).

Mr. Argus, currently Executive Vice President of Corporate Development and President of the Commercial/International Services Group, brings 40 years of professional experience, including over 30 years with Tetra Tech. With an academic background in chemical engineering, Mr. Argus has led multidisciplinary environmental, engineering, and management programs across federal, state, municipal, and private clients. He has also directed Tetra Tech’s mergers and acquisitions program through identifying, negotiating, and integrating companies that have further expanded our technical strength and client base. In his new role as President, Mr. Argus will oversee Tetra Tech’s global operations, working closely with senior leadership and operational teams to sustain the Company’s exceptional performance and strategic growth.

Mr. Weiss also brings more than 30 years’ experience at Tetra Tech, leading operations across both federal and commercial markets, including growing our diversified energy practice. In his role as President of CIG, Mr. Weiss will continue to drive the Company’s global water and energy nexus initiatives focused on the private sector.

“These appointments reflect the disciplined, forward-looking succession process we have undertaken,” said Dan Batrack, Tetra Tech Chairman and CEO. “Mr. Argus’ leadership, entrepreneurship and deep operational knowledge have contributed significantly to Tetra Tech’s record of success. Together with Tetra Tech’s executive management team, he will continue to advance our strategic objectives and industry-leading performance.”

“It is a privilege to serve as President of Tetra Tech,” said Roger Argus. “I look forward to building on our strong foundation of technical leadership, client trust, and collaboration. As we continue to expand globally, my focus will be on sustaining our exceptional performance and further advancing our ability to deliver innovative, science-based solutions for our clients worldwide.”

These appointments build upon Tetra Tech’s long-term commitment to continuity, operational excellence, and internal talent development. The Board of Directors and executive leadership congratulate both Mr. Argus and Mr. Weiss on their new appointments, as the Company continues its momentum into fiscal year 2026.

About Tetra Tech

Tetra Tech is the leader in water, environment and sustainable infrastructure, providing high-end consulting and engineering services for projects worldwide. With 30,000 employees working together, Tetra Tech provides clear solutions to complex problems by Leading with Science® to address the entire water cycle, protect and restore the environment, and design sustainable and resilient infrastructure. For more information about Tetra Tech, please visit tetratech.com or follow us on LinkedIn and Facebook.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Any statements made in this release that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this release represent management’s best judgment as to what may occur in the future. However, Tetra Tech’s actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions ("Future Factors"), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section "Risk Factors" included in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.